                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                            -------------------

                                  FORM T-1
            STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
                TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                        DESIGNATED TO ACT AS TRUSTEE

                               -------------





                               CHEMICAL BANK
- ---------------------------------------------------------------------------
            (Exact name of trustee as specified in its charter)

                   New York                                13-499465
- ---------------------------------------------       ----------------------
  (State of incorporation if not a national             (I.R.S. Employer
                    bank)                             Identification No.)

               270 Park Avenue
              New York, New York                             10017
- ---------------------------------------------       ----------------------
  (Address and telephone number of principal               (Zip Code)
              executive offices)

                             William H. McDavid
                              General Counsel
                              270 Park Avenue
                         New York, New York  10017
                            Tel:  (212) 270-2611
- ---------------------------------------------------------------------------
         (Name, address and telephone number of agent for service)

                      The Bear Stearns Companies, Inc.
- ---------------------------------------------------------------------------
            (Exact name of obligor as specified in its charter)

                   Delaware                                13-3286161
- ---------------------------------------------       ----------------------
(State or other jurisdiction of incorporation           (I.R.S. Employer
               or organization)                       Identification No.)

               245 Park Avenue
              New York, New York                             10167
- ---------------------------------------------       ----------------------
  (Address and telephone number of principal               (Zip Code)
              executive offices)

                              Debt Securities
- ---------------------------------------------------------------------------
                    (Title of the indenture securities)

                                     GENERAL


     Item 1.   General Information.

            Furnish the following information as to the trustee:

            (a)Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

            Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

            Federal Deposit Insurance Corporation, Washington, D.C., 20429.

            (b)Whether it is authorized to exercise corporate trust powers.

               Yes.


     Item 2.   Affiliations with the Obligor.

            If the obligor is an affiliate of the trustee, describe each such affiliation.

            None.













































     NYFS04...:\25\22625\0122\2322\FRM6055Z.570

     Item 16.  List of Exhibits

            List below all exhibits filed as a part of this Statement of Eligibility.

            1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with
     Registration Statement No. 33-50010, which is incorporated by reference).

            2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

            3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

            4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

            5.  Not Applicable.

            6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

            7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

            8.  Not applicable.

            9.  Not applicable.

                                    SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 30TH day of MAY, 1995.

                                          CHEMICAL BANK


                                          By /s/ P.J. Gilkeson
                                             ------------------------------
                                               P.J. Gilkeson
                                               Vice President

                              Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                                  Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business March 31, 1995, in accordance with a call made by the Federal Reserve Bank of this
       District pursuant to the provisions of the Federal Reserve Act.




                                                                    DOLLAR AMOUNTS
                                 ASSETS                              IN MILLIONS
       Cash and balances due from depository institutions:
           Noninterest-bearing balances and currency
           and coin  . . . . . . . . . . . . . . . . . . . . . .        $  5,797
           Interest-bearing balances   . . . . . . . . . . . . .           5,523
       Securities:   . . . . . . . . . . . . . . . . . . . . . .
       Held to maturity securities . . . . . . . . . . . . . . .           6,195
       Available for sale securities . . . . . . . . . . . . . .          17,785
       Federal Funds sold and securities purchased under
           agreements to resell in domestic offices of the
           bank and of its Edge and Agreement subsidiaries,
           and in IBF's:
           Federal funds sold  . . . . . . . . . . . . . . . . .           2,493
       Securities purchased under agreements to resell . . . . .              50
       Loans and lease financing receivables:
           Loans and leases, net of unearned income        $68,937
           Less:  Allowance for loan and lease losses        1,898
           Less:  Allocated transfer risk reserve  . . .       113
                                                            ------
           Loans and leases, net of unearned income,
           allowance, and reserve  . . . . . . . . . . . . . . .
                                                                          66,926
       Trading Assets  . . . . . . . . . . . . . . . . . . . . .          37,294
       Premises and fixed assets (including capitalized
           leases)   . . . . . . . . . . . . . . . . . . . . . .           1,402
       Other real estate owned . . . . . . . . . . . . . . . . .              99
       Investments in unconsolidated subsidiaries and
           associated companies  . . . . . . . . . . . . . . . .             148
       Customer's liability to this bank on acceptances
           outstanding   . . . . . . . . . . . . . . . . . . . .           1,051
       Intangible assets . . . . . . . . . . . . . . . . . . . .             512
       Other assets  . . . . . . . . . . . . . . . . . . . . . .           6,759
                                                                        --------

       TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . .        $149,034
                                                                        ========










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                               LIABILITIES
       Deposits
           In domestic offices   . . . . . . . . . . . . . . . .        $ 44,882
           Noninterest-bearing   . . . . . . . . . . . .   $14,690
           Interest-bearing  . . . . . . . . . . . . . .    30,192
                                                            ------
           In foreign offices, Edge and Agreement
           subsidiaries, and IBF's   . . . . . . . . . . . . . .          32,537
           Noninterest-bearing   . . . . . . . . . . . .   $   146
           Interest-bearing  . . . . . . . . . . . . . . . . . .          32,391
                                                                          --------


       Federal funds purchased and securities sold under
           agreements to repurchase in domestic offices of
           the bank and of its Edge and Agreement
           subsidiaries, and in IBF's Federal funds
           purchased   . . . . . . . . . . . . . . . . . . . . .          10,587
           Securities sold under agreements to repurchase  . . .           3,083
       Demand notes issued to the U.S. Treasury  . . . . . . . .             464
       Trading liabilities . . . . . . . . . . . . . . . . . . .          31,358
       Other Borrowed money:
           With original maturity of one year or less  . . . . .           7,527
           With original maturity of more than one year  . . . .             914
       Mortgage indebtedness and obligations under
           capitalized leases  . . . . . . . . . . . . . . . . .              20
       Bank's liability on acceptances executed and
           outstanding   . . . . . . . . . . . . . . . . . . . .           1,054
       Subordinated notes and debentures . . . . . . . . . . . .           3,410
       Other liabilities . . . . . . . . . . . . . . . . . . . .          15,986

       TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . .         141,822
                                                                         --------


                             EQUITY CAPITAL
       Common stock  . . . . . . . . . . . . . . . . . . . . . .             620
       Surplus . . . . . . . . . . . . . . . . . . . . . . . . .           4,501
       Undivided profits and capital reserves  . . . . . . . . .           2,558
       Net unrealized holding gains (Losses) on available-
           for-sale securities   . . . . . . . . . . . . . . . .            (476)
       Cumulative foreign currency translation adjustments . . .               9

       TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . .           7,212
                                                                        --------

       TOTAL LIABILITIES, LIMITED-LIFE PREFERRED STOCK AND
           EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . .        $149,034
                                                                        ========


               I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                   JOSEPH L. SCLAFANI

               We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                                   WALTER V. SHIPLEY       )
                                   EDWARD D. MILLER        ) DIRECTORS
                                   WILLIAM B. HARRISON     )